Item 26. Exhibit (g) i. a. ii.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________

AMENDMENT to the

AUTOMATIC QUOTA SHARE, FACULTATIVE AND AUTOMATIC EXCESS YRT REINSURANCE AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

(hereinafter referred to as the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPNAY OF AMERICA

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: January 1, 2023

Coverage: APEX Variable Universal Life & Whole Life Facultative

TAI Code: [     ] Reinsurer Agreement: [     ]

Effective February 6, 2024, the Agreement is hereby amended to add facultative coverage for [     ].

1.	Section 4.1 of the Agreement is hereby replaced in its entirety with the attached Section 4.1 – Facultative Reinsurance (For both APEX VUL and [ ])

2.	Section 6.1 of the Agreement is hereby replaced in its entirety with the attached Section 6.1 – Life.

3.	Exhibit A of the Agreement is hereby replaced in its entirety with the attached Exhibit A – Retention Limits of the Ceding Company.

4.	Exhibit B-2 of the Agreement is hereby replaced in its entirety with the attached Exhibit B-2 – [ ].

5.	Exhibit E of the Agreement is hereby replaced in its entirety with the attached Exhibit E – Reinsurance Premium Rates.

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both Parties hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	1/11/2025
Chad Madore
Head of Reinsurance Development & Management

C.M. LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	1/11/2025
Chad Madore
Head of Reinsurance Development & Management

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Brett Prather	Date:	1/11/2025
Brett Prather
Assistant Vice President

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Suzanne Downey	Date:	1/11/2025
Suzanne Downey
Vice President

Section 4.1 – Facultative Reinsurance (For both APEX VUL and [     ])

For Apex VUL the Ceding Company may submit, on a facultative basis, life insurance risks for plans and eligible Policies as set forth in Exhibit B - Plans Covered and Binding Limits if the requirements for automatic reinsurance are not met, or if the requirements for automatic reinsurance are met but it prefers to apply for facultative reinsurance.

[     ]

A facultative application shall be made that is in substantial accord with Exhibit D – Facultative Submission Form, and shall be accompanied by copies of all the Ceding Company’s pertinent papers relating to the insurability of the risk. The Reinsurer shall give immediate consideration to a facultative application and notify the Ceding Company as soon as possible in writing (via mail, fax, or e-mail) of its underwriting offers.

Section 6.1 – Life

Reinsurance under this Agreement is on a Yearly Renewable Term basis. The reinsured net amount at risk (“RNAR”) will be determined in the manner described below.

Apex VUL. The Policy Net Amount at Risk (“PNAR”) is defined to be the [     ]. The RNAR is the [     ].

[     ].

For Apex VUL, the Reinsurer will participate in [     ].

[     ].

[ ]

EXHIBIT A: Retention Limits of the Ceding Company

[table deleted]

[      ].

[      ]

EXHIBIT B-2: [    ]

[    ]

Exhibit E: Reinsurance Premium Rates

E.1       Reinsurance Premium Calculation

[     ] = reinsurance premium

E.2       Reinsurance Premium Rates

Reinsurance premiums will be paid annually in advance, based on the annual reinsurance premiums for those Policies crossing their anniversaries in the reporting month. First year premium rates are [     ].

For those Policies issued January 1, 2023 through April 19, 2024, reinsurance premium rates are attached in Addendum A.

For those Policies issued on or after April 20, 2024, reinsurance premium rates are attached in Addendum A-1.

Reinsurance premiums will be paid to the Reinsurer until death, Policy maturity/expiry, lapse, or [     ], unless otherwise mutually agreed to in writing.

Reinsurance premium rates starting at age [     ] will increase by [     ]. The maximum premium rates stated in Article 7, Section 7.4 are not applicable to these extended rates.

[     ].

The Reinsurer provides facultative capacity and excess capacity of up to $[      ].

[     ].

E.3       Percentages

Not applicable to this Agreement.

E.4       Policy Fees

No Policy fees shall be paid under this Agreement.

E.5       Age Basis

Age nearest birthday

E.6       Flat Extras

Policies with permanent and temporary flat extra ratings will have reinsurance premiums that are [      ].

(1)       [     ]

Permanent flat extras (extra premium payable for more than [      ]) will drop off the Policy after [      ] [      ]in accordance with Section 9.3 – Risk Classification Changes.

E.7       Table Rated Risks

For life insurance on a risk classified as substandard which is assigned a table rating, the reinsurance premium rates [      ].

Permanent ratings will drop off the Policy after the [      ] in accordance with Section 9.3 – Risk Classification Changes.

E.8       [     ]

[     ]